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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 28, 1999
                       (Date of earliest event reported)

                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in the charter)

      Delaware
  (State or other                                               94-2835068
   jurisdiction                    0-14836                     (IRS Employer
 of incorporation)           (Commission File No.)          Identification No.)


                     500 North Dearborn Street, Suite 405
                           Chicago, Illinois 60610
                   (Address of Principal Executive Offices)

                                (312) 645-0700
             (Registrant's telephone number including area code)

                                     N/A
        (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.

        As a result of recent market conditions in the steel and metals sector and the impact thereof on the results of operation of Metal Management, Inc. (the "Company"), effective as of December 31, 1998, the Company and its bank group amended the Company's $250 million Senior Credit Facility (the "Senior Credit Facility") to, among other things, modify the Company's minimum interest coverage tests. Pursuant to the amendment, the Company's interest coverage ratio tests (i) for the nine months' ended December 31, 1998 and (ii) for the twelve months ended March 31, 1999 were replaced with minimum EBITDA tests for the respective nine and twelve month periods then ended (negative $3.25 million and $2.0 million, respectively). In addition, the minimum interest coverage tests (i) for the three month period ended June 30, 1999, (ii) for the six month period ended September 30, 1999, (iii) for the nine month period ended December 31, 1999 (iv) for the twelve month period ended March 31, 2000 and (v) for the end of each subsequent fiscal quarter thereafter for the twelve month period then ending have each been reset to require an interest coverage ratio of not less than 1.0 to 1.0.

        Pursuant to the amendment, the interest rate applicable to advances made under the Senior Credit Facility has been increased to LIBOR plus 2.5% for LIBOR Rate loans and to Prime plus 1.5%, with respect to Prime Rate loans. The margins applicable to both Prime and LIBOR rate loans, however, decrease to the extent that the Company is able to satisfy its interest coverage tests in subsequent fiscal periods. In addition, if the Company is able to maintain undrawn availability under the Senior Credit Facility of in excess of $40 million for a period of 30 days preceding a pricing period, the rate of interest applicable to LIBOR Rate loans shall be reduced to LIBOR plus 1.75% and the rate of interest applicable to Prime Rate loans shall be reduced to Prime plus 1/2% with respect to subsequent periods. In addition, the amendment restricts the Company's ability to make interest payments on its Senior Subordinate Notes unless during the thirty day period ending on the date on which the interest payment is made, there shall exist undrawn availability under the Senior Credit Facility of not less than $20 million plus the amount of interest which is then due and payable under the Senior Credit Facility.

        There can be no assurance that the Company will be able to meet the interest coverage tests, as amended, or that the Company will have sufficient availability under the Senior Credit Facility to make the interest payments under its Senior Subordinated Notes as they become due. For a discussion of the factors which could negatively impact the Company's financial condition and results of operation, see the discussion under the heading "Investment Considerations" in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits

        Exhibit  10.1  Amendment No. 4 to Credit Agreement













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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  METAL MANAGEMENT, INC.


                                  By: /s/ Robert C. Larry
                                      -----------------------------------------
                                          Robert C. Larry
                                          Vice President of Finance, Assistant
                                          Secretary, Treasurer and Chief
                                          Financial Officer



Date: January 28, 1999








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                              INDEX TO EXHIBITS


EXHIBIT                                                              SEQUENTIAL
  NO.                        DOCUMENT DESCRIPTION                     PAGE NO.
-------                      --------------------                     --------
 10.1     Amendment No. 4 to Credit Agreement